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                                                                     EXHIBIT (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated July 20, 2009 in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Money Market Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 55 to the Registration Statement under the Securities Act of 1933 (Registration No. 002-50870).


                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                           ERNST & YOUNG LLP



Chicago, Illinois
September 25, 2009